EXHIBIT 10.1

ARYX THERAPEUTICS, INC.

SECURED NOTE AND WARRANT PURCHASE AGREEMENT

THIS SECURED NOTE AND WARRANT PURCHASE AGREEMENT (the “Agreement”) is made as of the 13th day of August, 2010 (the “Effective Date”) by and among ARYx THERAPEUTICS, INC., a Delaware corporation (the “Company”), and the persons and entities named on the Schedule of Purchasers attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITAL

WHEREAS, to provide the Company with additional resources to conduct its business, the Purchasers are willing to loan to the Company, and the Company desires to borrow from the Purchasers,  an aggregate amount of four million dollars ($4,000,000.00) (the “Total Loan Amount”), on the terms and subject to the conditions specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby agree as follows:

1.                                      CERTAIN DEFINITIONS

1.1          “Closing(s)” means the Initial Closing and/or Second Closing, as applicable.

1.2          “Intercreditor Agreement” means that certain Intercreditor Agreement, of even date herewith, by and between Lighthouse Capital Partners V, L.P. and the Purchasers.

1.3          “Loan Documents” means this Agreement, the Notes and Warrants, the Security Agreement and the Registration Rights Agreement.

1.4          “Majority Holders” means each Purchaser, provided, that following any assignment of the Secured Obligations (as defined in the Security Agreement) by any Purchaser, the Majority Holders shall mean any Purchaser or group of Purchasers holding greater than fifty percent (50%) of the outstanding and unpaid principal amount of the then-outstanding Notes.

1.5          “Material Adverse Change” means any change in the assets, liabilities, financial condition or operations of the Company and its subsidiaries, taken as a whole, from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 as filed with the Securities Exchange Commission on May 13, 2010, other than changes in the ordinary course of business, which individually or in the aggregate has had a material adverse effect on such assets, liabilities, financial condition or operations of the Company and its subsidiaries, taken as a whole.

1.6          “Note(s)” means secured promissory note(s) in substantially the form attached hereto as EXHIBIT A.

1.7          “Permitted Indebtedness” means:

(a)           The Company’s indebtedness to the Purchasers under this Agreement and the Loan Documents;

(b)           Equipment financing not to exceed $1.0 million and secured only by the financed equipment;

(c)           Unsecured indebtedness to trade creditors incurred in the ordinary course of business;

(d)           Indebtedness existing on the Effective Date more particularly described below:

(i)            Indebtedness pursuant to that certain Loan and Security Agreement No. 4521, dated March 28, 2005, by and between the Company and Lighthouse Capital Partners V, L.P., as amended (the “Lighthouse Agreement”), in the principal amount not to exceed $6,357,335; and

(ii)           Indebtedness pursuant to that certain Loan Agreement, dated December 31, 2008, by and between the Company and Oxford Financial Corporation (the “Oxford Agreement”) in the principal amount not to exceed $542,815;

(e)           Such other indebtedness as is approved by the Majority Holders; or

(f)            extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Company.

1.8          “Registration Rights Agreement” means that certain Registration Rights Agreement, of even date herewith, by and among the Company and the Purchasers.

1.9          “Second Closing Conditions” means that:

(a)           The Company shall have delivered to the Purchasers the Second Closing Notice within three business days of September 15, 2010 and it is acceptable to each Purchaser in its reasonable discretion;

(b)           The Company shall not have created, incurred, assumed, guaranteed, or otherwise have become, directly or indirectly, liable with respect to any indebtedness, except for Permitted Indebtedness;

(c)           The Company is not in default under any of its debt obligations unless waived by the applicable lender(s) in a manner reasonably acceptable to the Purchasers; and

(d)           There has been no Material Adverse Change in the Company or its business.

1.10        “Second Closing Date” means September 30, 2010.

1.11        “Second Closing Notice” means evidence of the following:

(a)           that the Company’s business development efforts to divest assets has been proceeding, and continues to proceed, with all commercially reasonable efforts and in a manner consistent with the Company’s stated goals as presented to the Purchasers on or before the date hereof; and/or

(b)           that the Company’s effort to raise substantial equity has been proceeding, and continues to proceed, with all commercially reasonable efforts and a funding within 45 days seems reasonably likely, which evidence shall include, without limitation, the ability of the Purchasers to contact a reasonable number of prospective investors.

1.12        “SEC Reports” means, collectively, the Company’s (a) most recent Annual Report on Form 10-K (the “Annual Report”), (b) Quarterly Reports on Form 10-Q for the quarters ended subsequent to the period covered by such Annual Report, including all exhibits thereto and documents incorporated by reference therein, or (c) any other statement, report (including, without limitation, Current Reports on Form 8-K), registration statement or definitive proxy statement filed by the Company with the Securities and Exchange Commission during the period commencing subsequent to the period covered by such Annual Report.

1.13        “Securities” means the Notes, Warrants and Conversion Securities.

1.14        “Security Agreement” means that certain Security Agreement, of even date herewith, by and among the Company and the Purchasers.

1.15        “Warrant(s)” means a warrant in substantially the form attached hereto as EXHIBIT B.

1.16        “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2.                                      AMOUNT AND TERMS OF THE LOAN; ISSUANCE OF WARRANTS

2.1          The Loan.  Subject to the terms of this Agreement, each Purchaser agrees to lend to the Company an amount set forth opposite each such Purchaser’s name on the Schedule of Purchasers hereto (the “Loan Amount” or a “Loan”) against the issuance and delivery by the Company of a Note for such amount.

2.2          Issuance of Warrants.  At each Closing (as defined below) the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, a Warrant for the purchase of common stock at a purchase price equal to $0.0125 per share of Common Stock issuable upon exercise of such Warrant (the “Warrant Purchase Price”).  Each Warrant will be exercisable for the number of shares of Common Stock (rounded to the nearest whole share) equal to (x) twenty-five percent (25%) of such Purchaser’s Loan Amount at such Closing, divided by (y) $0.50.

(a)           The Company and the Purchasers, as a result of arm’s length bargaining, agree that:

(i)            Neither the Purchasers nor any affiliated company has rendered any services to the Company in connection with this Agreement;

(ii)           The Warrants are not being issued as compensation;

(iii)         The aggregate fair market value of the Notes issued at the Closings (as defined herein), if issued apart from the Warrants issued at the Closings, is four million dollars ($4,000,000.00) and the aggregate fair market value of the Warrants issued at the Closings, if issued apart from the Notes issued at the Closings, is twenty-five thousand dollars and two cents ($25,000.02);  and

(iv)          All tax returns and other information return of each party relative to this Agreement and the Notes and Warrants issued pursuant hereto shall consistently reflect the matters agreed to in (i) through (iii) above.

3.                                      THE CLOSINGS

3.1          Closing Dates.  Subject to the terms and upon the conditions of this Agreement, each Purchaser agrees to lend to the Company its respective Loan Amount against the issuance and delivery by the Company of a Note and Warrant as follows:

(a)           Initial Closing.  The initial closing of the sale and purchase of the Notes and Warrants (the “Initial Closing”) shall be held on the Effective Date.  At the Initial Closing, the Company shall issue and sell to each Purchaser, and each such Purchaser shall purchase, such Note and Warrant as are set forth opposite such Purchaser’s name on the Schedule of Purchasers under the heading “Initial Closing.”

(b)           Second Closing.  A second closing of the sale and purchase of the Notes and Warrants (the “Second Closing”) shall take place on the Second Closing Date; provided, however, that the obligation of each Purchaser under this Section 3.1(b) is subject to the fulfillment, on or before the Second Closing, of the Second Closing Conditions, unless otherwise waived by the Majority Holders.  At the Second Closing, the Company shall issue and sell to each Purchaser, and each such Purchaser shall purchase, such Note and Warrant as are set forth opposite such Second Closing Purchaser’s name on the Schedule of Purchasers under the heading “Second Closing.”

3.2          Delivery.

(a)           At each Closing, (i) each Purchaser shall deliver to the Company a check or wire transfer funds in the amount of such Purchaser’s Loan Amount to be funded by such Purchaser plus the applicable Warrant Purchase Price; and (ii) the Company shall issue and deliver to each Purchaser (a) a Note in favor of such Purchaser payable in the principal amount of such Purchaser’s Loan Amount and (b) a corresponding Warrant, as specified in Section 2.2(c).

(b)           Purchasers’ obligations to purchase the Notes and Warrants at each Closing are subject to the satisfaction of the following conditions:

(i)            On or before the Initial Closing, this Agreement, the applicable Notes and Warrants, the Registration Rights Agreement and Security Agreement shall have been executed and delivered by the parties thereto.

(ii)           The representations and warranties in each of the Loan Documents shall be true, accurate, and complete in all material respects on the date of such Closing.

(iii)         No Event of Default (as defined in the Notes) shall have occurred and be continuing under any Note on the date of such Closing.

(iv)          In Purchaser’s reasonable discretion, there has not been a Material Adverse Change on or prior to the date of such Closing.

(v)            All Loan Documents shall be in full force and effect on the date of such Closing.

(vi)          At or prior to such Closing, Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the date of such Closing, in a form agreed upon by the Company and the Majority Holders.

4.                                      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to each Purchaser as follows:

4.1          Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as described in the SEC Reports.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

4.2          Corporate Power.  The Company has at the Effective Date all requisite corporate power to execute and deliver each of the Loan Documents and to carry out and perform its obligations under the terms of this Agreement and the other Loan Documents.  The Company’s Board of Directors has approved the Loan Documents based upon a reasonable belief that the Loan is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

4.3          Authorization.  All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the other Loan Documents by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Notes, the Security Agreement and Warrants and the reservation of the equity securities issuable upon exercise of the Warrants (the “Conversion Securities”) has been taken or will be taken prior to the issuance of such Conversion Securities.  This Agreement and the other Loan Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.  The Conversion Securities, when issued in compliance with the provisions of this Agreement and the Warrants will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

4.4          Governmental Consents.  All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority or stock exchange, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at each Closing.

4.5          Compliance with Laws.  To its knowledge, the Company nor any subsidiary is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

4.6          Compliance with Other Instruments. Neither Company nor any subsidiary is in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of this Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.  Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder and under the other Loan Documents without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

4.7          Full Disclosure.  No written representation, warranty or other statement of the Company in any certificate or written statement given to the Purchasers, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Purchasers, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

4.8          Offering.  Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 5 hereof, the offer, issue, and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

5.                                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

5.1          Purchase for Own Account.  Each Purchaser represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

5.2          Information and Sophistication.  Without lessening or obviating the representations and warranties of the Company set forth in Section 4, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

5.3          Ability to Bear Economic Risk.  Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5.4          Further Limitations on Disposition.  Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)           There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b)           The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144.

(c)           Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) or member (or retired member) of such Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

5.5          Accredited Investor Status.  Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

5.6          Foreign Investor. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities.  The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

5.7          Further Assurances.  Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

6.                                      FURTHER AGREEMENTS

6.1          Use of Proceeds.  The proceeds from the sale of the Notes and Warrants hereunder shall be used only for working capital purposes, and shall not in any event be used for the repayment of indebtedness for borrowed money (other than for scheduled payments under (i) the Lighthouse Agreement as permitted by the Intercreditor Agreement, as each may be amended from time to time, and (ii) the Oxford Agreement), redemption or repurchase of securities (other than the repurchase of shares from employees pursuant to the Company’s stock option plan), equity investments in another entity, dividends or payments to employees other than regular salaries, relocation expenses and reimbursements for costs incurred on behalf of the Company in the ordinary course of business.

6.2          Further Assurances.  The Company agrees and covenants that at any time and from time to time it will promptly execute and deliver to Purchasers such further instruments and documents and take such further action as a Purchaser may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

7.                                      MISCELLANEOUS

7.1          Binding Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2          Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles.

7.3          Consent to Jurisdiction and Venue.  All judicial proceedings (to the extent that the reference requirement of Section 7.4 is not applicable) arising in or under or related to this Agreement, the Security Agreement, the Notes or any of the other Loan Documents may be brought in any state or federal court located in the State of California.  By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby, in each case, in connection with this Agreement, the Security Agreement, the Notes or the other Loan Documents.  Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 7.6, and shall be deemed effective and received as set forth in Section 7.6.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

7.4          Mutual Waiver of Jury Trial / Judicial Reference.

(a)             Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.  EACH OF THE COMPANY AND THE PURCHASERS SPECIFICALLY WAIVE ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST ANY PURCHASER OR ITS ASSIGNEE OR BY ANY PURCHASER OR ITS ASSIGNEE AGAINST THE COMPANY.  This waiver extends to all such Claims, including Claims that involve Persons other than the Company and any Purchaser; Claims that arise out of or are in any way connected to the relationship between the Company and the Purchasers; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, the Security Agreement, the Notes or any other Loan Document.

(b)             If the waiver of jury trial set forth in Section 7.4(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California.  Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c)             In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 7.3, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

7.5          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.6          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7          Notices.  All notices required or permitted under this Agreement, the Notes, the Security Agreement or the other Loan Documents shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address set forth on the signature page hereto, and to Purchaser at the address(es) set forth on the Schedule of Purchasers attached hereto or at such other address(es) as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

7.8          Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Majority Holders.  The provisions of the Security Agreement, the Notes or Warrants may be amended or waived by the written consent of the Company and Majority Holders and only in a manner that applies to all such agreements.  Notwithstanding the foregoing, the consent of each affected Note holder shall be necessary to do the following to any Note:

(a)           reduce the percentage of the principal and interest amount of Loans whose holders must consent to constitute Majority Holders’ consent;

(b)           reduce the rate of or change the time for payment of interest on any Loan;

(c)           reduce the principal of or change the fixed maturity of any Loan;

(d)           make any change in the terms of any Note that adversely affects the right to convert any Note or increases the Conversion Price (as defined in the Note); or

(e)           make any Loan payable in money other than that stated in the Note.

7.9          Expenses.  The Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement, the Notes, the Security Agreement and the other Loan Documents and the transactions contemplated therein; provided, however, that the Company shall, at or promptly following the Initial Closing upon receipt of an invoice, reimburse the reasonable fees and expenses of respective counsel for the Purchasers, not to exceed $50,000.00 for Bingham McCutchen LLP, and not to exceed $20,000.00 for Wilmer Cutler Pickering Hale and Dorr LLP.

7.10        Waiver of Conflicts.  Each party to this Agreement acknowledges that Cooley LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Bridge Financing”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Bridge Financing.  The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent.  Cooley has served as outside general counsel to the Company and has negotiated the terms of the Bridge Financing solely on behalf of the Company.  The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Bridge Financing, Cooley has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley’s representation of the Company in the Bridge Financing.

7.11        Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement or any Note, or Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

7.12        Entire Agreement.  This Agreement and the other Loan Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein or therein.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this SECURED NOTE AND WARRANT PURCHASE AGREEMENT as of the date first written above.

COMPANY:	ARYx THERAPEUTICS, INC.

	By:	/s/ Paul Goddard

	Print Name:	Paul Goddard, Ph.D.

	Title:	Chairman and Chief Executive Officer

	Address:	6300 Dumbarton Circle
Fremont, CA 94555

SIGNATURE PAGE TO ARYx THERAPEUTICS, INC.

SECURED NOTE AND WARRANT PURCHASE AGREEMENT

PURCHASERS:	MPM BIOVENTURES III, L.P.

By: MPM BioVentures III GP, L.P., its General Partner

By: MPM BioVentures III LLC, its General Partner

	By:	/s/ Nicholas Simon III

	Print Name:	Nicholas Simon III

	Title:	Series A Member

	Address:	200 Clarendon Street, 54th Floor
Boston, MA 02116

MPM BIOVENTURES III-QP, L.P.

By: MPM BioVentures III GP, L.P., its General Partner

By: MPM BioVentures III LLC, its General Partner

	By:	/s/ Nicholas Simon III

	Print Name:	Nicholas Simon III

	Title:	Series A Member

	Address:	200 Clarendon Street, 54th Floor
Boston, MA 02116

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By: MPM BioVentures III GP, L.P., in its capacity as Managing Limited Partner

By: MPM BioVentures III LLC, its General Partner

	By:	/s/ Nicholas Simon III

	Print Name:	Nicholas Simon III

	Title:	Series A Member

	Address:	200 Clarendon Street, 54th Floor
Boston, MA 02116

SIGNATURE PAGE TO ARYx THERAPEUTICS, INC.

SECURED NOTE AND WARRANT PURCHASE AGREEMENT

PURCHASERS:	MPM BIOVENTURES III PARALLEL FUND, L.P.

By: MPM BioVentures III GP, L.P., its General Partner

By: MPM BioVentures III LLC, its General Partner

	By:	/s/ Nicholas Simon III

	Print Name:	Nicholas Simon III

	Title:	Series A Member

	Address:	200 Clarendon Street, 54th Floor
Boston, MA 02116

MPM ASSET MANAGEMENT INVESTORS 2002 BVIII LLC

	By:	/s/ Nicholas Simon III

	Print Name:	Nicholas Simon III

	Title:	Manager

	Address:	200 Clarendon Street, 54th Floor
Boston, MA 02116

SIGNATURE PAGE TO ARYx THERAPEUTICS, INC.

SECURED NOTE AND WARRANT PURCHASE AGREEMENT

PURCHASER:	AYER CAPITAL PARTNERS MASTER FUND, L.P.

By: Ayer Capital Partners, LLC, its general partner

	By:	/s/ Jay Venkatesan

	Print Name:	Jay Venkatesan

	Title:	Managing Member

	Address:	Ayer Capital Management, L.P.
Attn: Jay Venkatesan
230 California Street, Suite 600
San Francisco, CA 94111
fax: (415) 651-9005

AYER CAPITAL PARTNERS KESTREL FUND, L.P.

By: Ayer Kestrel Partners, LLC, its general partner

	By:	/s/ Jay Venkatesan

	Print Name:	Jay Venkatesan

	Title:	Managing Member

	Address:	Ayer Capital Management, L.P.
Attn: Jay Venkatesan
230 California Street, Suite 600
San Francisco, CA 94111
fax: (415) 651-9005

SIGNATURE PAGE TO ARYx THERAPEUTICS, INC.

SECURED NOTE AND WARRANT PURCHASE AGREEMENT

SCHEDULE OF PURCHASERS

INITIAL CLOSING: AUGUST 13, 2010

NAME	LOAN AMOUNT	WARRANT PURCHASE PRICE	TOTAL AGGREGATE PRICE	WARRANT SHARES

Ayer Capital Partners Master Fund, L.P.	$965,000.00	$6,031.25	$971,031.25	482,500

Ayer Capital Partners Kestrel Fund, L.P.	$35,000.00	$218.75	$35,218.75	17,500

MPM BioVentures III, L.P.	$55,950.00	$349.69	$56,299.69	27,975

MPM BioVentures III-QP, L.P.	$832,150.00	$5,200.94	$837,350.94	416,075

MPM BioVentures III GmbH & Co. Beteiligungs KG	$70,320.00	$439.50	$70,759.50	35,160

MPM BioVentures III Parallel Fund, L.P.	$25,140.00	$157.13	$25,297.13	12,570

MPM Asset Management Investors 2002 BVIII LLC	$16,440.00	$102.75	$16,542.75	8,220

TOTAL	$2,000,000.00	$12,500.01	$2,012,500.01	1,000,000

SCHEDULE OF PURCHASERS

SECOND CLOSING: SEPTEMBER 30,  2010

NAME	LOAN AMOUNT	WARRANT PURCHASE PRICE	TOTAL AGGREGATE PRICE	WARRANT SHARES

Ayer Capital Partners Master Fund, L.P.*	$1,000,000.00	$6,250.00	$1,006,250.00	500,000
Ayer Capital Partners Kestrel Fund, L.P.*

MPM BioVentures III, L.P.	$55,950.00	$349.69	$56,299.69	27,975

MPM BioVentures III-QP, L.P.	$832,150.00	$5,200.94	$837,350.94	416,075

MPM BioVentures III GmbH & Co. Beteiligungs KG	$70,320.00	$439.50	$70,759.50	35,160

MPM BioVentures III Parallel Fund, L.P.	$25,140.00	$157.13	$25,297.13	12,570

MPM Asset Management Investors 2002 BVIII LLC	$16,440.00	$102.75	$16,542.75	8,220

TOTAL	$2,000,000.00	$12,500.01	$2,012,500.01	1,000,000

* Allocation of Loan Amount between such affiliated Purchasers to be provided by such Purchasers prior to the Second Closing.

EXHIBIT A

FORM OF SECURED PROMISSORY NOTE

THIS SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

SECURED PROMISSORY NOTE

$[ ]	, 2010
Fremont, California

FOR VALUE RECEIVED, ARYx THERAPEUTICS, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of                 (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of                 (the “Loan”) together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

This Secured Promissory Note is one of a series of notes (collectively, the “Notes”) referred to in and is executed and delivered in connection with that certain Security Agreement dated as of even date herewith and executed by Borrower in favor of the Secured Parties set forth therein (as the same may from time to time be amended, modified or supplemented or restated, the “Security Agreement”).  Additional rights of Lender are set forth in the Security Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Security Agreement.

2.     Principal Repayment.  Beginning January 1, 2011 (the “Amortization Date”), and continuing for so long as any principal amount is outstanding under this Note, Borrower shall make monthly payments equal to 1/24 of the principal amount outstanding on the Amortization Date.  On January 1, 2013 (the Maturity Date”), Borrower shall pay Lender any principal amount that remains outstanding under this Note.

3.     Interest Rate.  Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of twelve percent (12.0%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less.  Interest shall be due and payable monthly in advance not later than the first day of each calendar month for upcoming month and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

4.     Place of Payment.  All amounts payable hereunder shall be payable at the office of Lender,                                        , unless another place of payment shall be specified in writing by Lender.

5.     Application of Payments.  Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.  All payments of interest and principal shall be made pro rata among all holders of Notes.

6.     Early Repayment and Purchase of Equity Securities.

6.1          Prepayment.  The Borrower may repay the entire outstanding principal balance and all accrued interest of this Note at any time without the consent of the Lender.  All payments made pursuant to this Section 5.1 shall be made on a pro rata basis among all holders of Notes in accordance with Section 4 above.

6.2          Qualified Strategic Transaction.  In the event Borrower (a) sells any or all of its assets or (b) enters into a Strategic Collaboration Agreement pursuant to which, in each case, the Borrower receives total proceeds of not less than $15,000,000.00 (the “Cash Proceeds Threshold”) on or before the Maturity Date, all unpaid principal, accrued interest and other amounts owing hereunder shall be due and payable within ten (10) business days of Borrower’s receipt of such funds, unless waived in writing by Lender.

6.3          Qualified Financing.  In the event Borrower issues and sells shares of its Equity Securities to investors (the “Investors”) on or before the Maturity Date in an equity financing with total proceeds to Borrower of not less than $30,000,000.00 (excluding cancellation of the Notes or other debt) (a “Qualified Financing”), then Lender shall have the option to surrender the Note to the Borrower and apply the outstanding principal balance of this Note and any unpaid accrued interest toward the purchase by Lender of the Equity Securities at a price equal to the price per share paid by the Investors purchasing the Equity Securities and on the same terms and conditions as given to the Investors.

6.4          Non-Qualified Transaction.  In the event Borrower, on or before the Maturity Date, (a) sells any or all of its assets or enters into a Strategic Collaboration Agreement which, in each case, does not meet the Cash Proceeds Threshold; (b) issues and sells shares of its Equity Securities in an equity financing that does not constitute a Qualified Financing; or (c) issues and sells any debt securities described in the clause (e) of the definition of Permitted Indebtedness (as defined in the Purchase Agreement) (each a “Non-Qualified Transaction”), then, in each case, an amount equal to the lesser of (i) all unpaid principal, accrued interest and other amounts owing under the then-outstanding Notes or (ii) fifty percent (50%) of the funds received pursuant to the Non-Qualified Transaction shall be due and payable on a pro rata basis to the holders of the Notes within ten (10) business days of Borrower’s receipt of funds pursuant to the Non-Qualified Transaction, unless waived in writing by a holder of a Note; provided, however, that in the event the Non-Qualified Transaction is structured such that Borrower receives funds in multiple closings or tranches, payment pursuant to this Section 5.4 shall not be due until ten (10) business days following the closing in which at least thirty percent (30%) of the total committed funds has been received. All payments made pursuant to this Section 5.4 shall be made on a pro rata basis among all holders of Notes in accordance with Section 4 above.

6.5          Certain Definitions.  For purposes of this Note, the following terms shall have the following meanings:

(a)   “Equity Securities” shall mean the Borrower’s capital stock, any securities conferring the right to purchase the Borrower’s capital stock or securities convertible into or exchangeable for (with or without additional consideration) the Borrower’s capital stock (excluding the Notes and Warrants), in each case issued in the Qualified Financing following the date hereof, except that such defined term shall not include any capital stock or securities granted, issued and/or sold by the Borrower to any employee, director or consultant in such capacity with the unanimous approval of the Board of Directors.

(b)   “Strategic Collaboration Agreement” shall mean any strategic collaboration agreement including, without limitation, a license agreement, co-development agreement, co-promotion agreement or other agreement in which the Borrower grants rights in its products or intellectual property, whether with a new or existing strategic partner of Borrower.

7.     Secured Note.  The full amount of this Note is secured by the Collateral identified and described as security therefor in the Security Agreement executed by and delivered by Borrower to Lender.  Borrower shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement.

8.     Default.  Each of the following events shall be an “Event of Default” hereunder:

(a)   Borrower fails to pay timely any of the principal amount due under this Note or any accrued interest or other amounts due under this Note on the date the same becomes due and payable or within five (5) business days thereafter;

(b)   Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(c)   An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within forty-five (45) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

(d)   An “Event of Default” under the Security Agreement.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law.

9.     Waiver.  Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

10.  Amendment.  Except as otherwise provided for in Section 7.8 of the Purchase Agreement, any provision of the Notes may be amended or waived by the written consent of the Company and the Majority Holders (as defined in the Purchase Agreement) and such amendment or waivers shall apply to all Notes in the same manner.

11.  Statute of Limitations.  The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

12.  Governing Law.  This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

13.  Successors and Assigns.  The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

BORROWER	ARYx THERAPEUTICS, INC.

By:

	Printed Name:	Paul Goddard, Ph.D.

	Title:	Chairman and Chief Executive Officer

EXHIBIT B

FORM OF WARRANT